Exhibit 10.7

                 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      This Supplemental Executive Retirement Agreement (the "Agreement") is dated as of the 29th day of December, 2005, by and between THE WESTBOROUGH BANK, a bank organized and existing under the laws of the Commonwealth of Massachusetts with its headquarters at 100 East Main Street, Westborough, Massachusetts 01581 (the "Bank") and _______________ residing at __________________________, ______________________ (the "Executive"). For
purposes of this Agreement, any reference to Company herein shall mean Westborough Financial Services, Inc.

      In consideration of the mutual covenants herein contained and implied, the sufficiency of which is acknowledged by each party, the Bank and the Executive agree as follows:

      1.    Definitions.
            -----------

      (a)   "Accrued Benefit" means ________ percent (__%) of the
Executive's Final Average Compensation.

      (b) "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of an interest rate of 6.5% and the 1994 Group Annuity Reserving Table; provided, however, that for purposes of determining the value of a lump sum distribution, the following assumptions will be used:

            Interest:   Applicable interest rate under Section 417(e)(3) of
                        the Code, as determined for the month of November of the preceding year.

            Mortality:  Applicable mortality table under Section 417(e)(3)
                        of the Code.

      (c)   "Cause" means the following:

            (i) the commission by, and conviction of, the Executive for any felony involving deceit, dishonesty or fraud with regard to the Bank or its business, or moral turpitude of such a nature as would adversely affect the reputation of the Bank;

            (ii) the commission by the Executive of a material act or acts of dishonesty in connection with the performance of the Executive's duties to the Bank including, without limitation, material misappropriation of funds or property;

            (iii) an act or acts of gross misconduct including sexual harassment by the Executive;


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            (iv)  continued, willful and deliberate non-performance by the
      Executive of duties (other than by reason of illness or disability) which has continued for more than thirty (30) days following written notice of non-performance from the Board of Directors (or Executive Committee); or

            (v) the entry of a final cease and desist order with respect to safety and soundness violations by any federal or state regulatory agency having jurisdiction over the Bank, or the suspension or termination of the employment of the Executive pursuant to an order by any federal or state regulatory agency having jurisdiction over the Bank.

      The determination of whether the Executive's service shall be terminated for Cause shall be made at a meeting of the Board of Directors called and held such purpose, at which the Board of Directors makes a finding that in the good faith opinion of the Board of Directors an event set forth in subclauses (i) through (v) has occurred and specifying the particulars thereof in detail.

      (d) "Change of Control" means the occurrence of any of the following events.

            with respect to the Executive:

            (i)   a change in ownership of the Executive's Service
      Recipient;

            (ii) a change in effective control of the Executive's Service Recipient; or

            (iii) a change in the ownership of a substantial portion of the assets of the Executive's Service Recipient.

The existence of a Change in Control Event shall be determined by the Bank in accordance with section 409A of the Code and the regulations thereunder. In no event, however, shall a Change of Control be deemed to have occurred as a result of: (i) any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them; or (ii) the conversion of Westborough MHC to a stock form company and the issuance of additional shares of the Company in connection therewith.

      (e)   "100% Non-Forfeitable Benefit" means the entire Accrued
Benefit.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (g) "Final Average Compensation" means the average of the Executive's annual base salary (prior to any salary reduction contributions to any Section 401(k), 125 or 132 plan) and bonuses for the final three (3) calendar years during the Executive's employment with the Bank.


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      (h)   "Hour of Service" shall mean, each hour for which the Executive is paid or entitled to be paid for the performance of duties for the Bank or for non-performance of duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, jury duty, military duty or approved paid leave of absence.

      (i) "Normal Form" means an annual annuity payable for life with fifteen (15) years certain.

      (j) "Service Recipient" means with respect to the Executive on any date: (i) the corporation for which the Executive is performing services on such date; (ii) all corporations that are liable to the Executive for the benefits due to him under this Agreement; (iii) a corporation that is a majority shareholder of a corporation described in Paragraph 1(j)(i) or
(ii); or (iv) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in Paragraph 1(j)(i) or (ii).

      (k) "Year of Service" means each period of twelve (12) consecutive months commencing with the Executive's initial date of hire by the Bank and each anniversary thereof during which the Executive is credited with at least 1,000 Hours of Service, including all such 12-month periods prior to the effective date of this Agreement. The Executive shall accrue a Year of Service for all purposes hereunder if, in the Executive's final year of employment with the Bank, the Executive is credited with at least 1,000 Hours of Service.

      2.    Payments to Executive.
            ---------------------

      (a) The Bank will pay annually to the Executive an amount equal to _______ percent (__%) of the Executive's Final Average Compensation. Absent an election by the Executive to the contrary, said benefit will be payable in the Normal Form in equal monthly installments commencing on the first day of the month next following the termination of the Executive's service.

      (b) The Executive's benefits under the Agreement are 100% vested and the Executive is entitled to the 100% Non-Forfeitable Benefit.

      (c) If the Executive retires from the employ of the Bank and terminates service before age 65, his benefit will be payable in the Normal Form in equal monthly installments commencing on the first day of the month next following the termination of the Executive's service; provided, however, that if the Accrued Benefit is payable before the Executive's 65th birthday, the Accrued Benefit (payable at age 65) shall be reduced by 3.0% for each year benefits commence before the Executive's 65th birthday. The foregoing 3.0% reduction shall be pro-rated for a partial year.

      (d) Within thirty (30) days of the execution of this Agreement the Executive shall submit his request, if any, for payment other than in the Normal Form which request shall be subject to approval by the Board of Directors of the Bank. In lieu of the Normal Form provided by the foregoing provisions of this Paragraph 2, with the written consent of the Board of Directors of the Bank, the Executive may also elect at least twelve (12) months prior to the date on which payments are to commence an optional form of payment which is the Actuarial


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Equivalent of the Normal Form to which the Executive is entitled, which optional form of payment may be any optional form, including a lump sum; provided, however, that the first payment to be made pursuant to such election shall not occur until at least five (5) years later than such payment would otherwise have been made.

      (e) Notwithstanding anything in the Agreement to the contrary, to the extent required under section 409A of the Code, no payment to be made to a key employee (within the meaning of section 409A of the Code) on or after the date of his termination of service shall be made sooner than six
(6) months after such termination of service.

      (f) Notwithstanding anything to the contrary herein contained or implied, in no event shall the Executive be entitled to receive any benefits under this Agreement if he is terminated by the Bank for Cause.

      3.    Death of the Executive.
            ----------------------

      (a) If the Executive dies while employed by the Bank, the Bank will pay to the Executive's surviving spouse the Executive's Accrued Benefit assuming that the Executive had retired the day before his death with a 100% Non-Forfeitable Benefit (i.e., the payments shall begin on the first day of the month next following the death of the Executive). The surviving spouse shall receive the death benefit in the form of benefit payment in effect at the time of death. If the Executive leaves no surviving spouse, his estate shall receive the present value of the Executive's Accrued Benefit in a lump sum as soon as practicable after the Executive's death.

      (b) If the Executive dies following the commencement of the payment of benefits under this Agreement, death benefits, if any, will be determined pursuant to the form of benefit payment in effect at the time of death.

      4.    Disability Benefits.
            -------------------

      If the Executive shall be disabled, for not less than one hundred twenty (120) days so as to be unable to perform the essential functions of the Executive's then existing position or positions as determined by a physician or psychiatrist, as applicable, as mutually agreed upon by the Bank and the Executive, while in the employ of the Bank and prior to the commencement of payments under Paragraph 2 above, the Executive shall be entitled to receive the Accrued Benefit that would be payable to the Executive pursuant to Paragraph 2 above as if the Executive had terminated his employment on the date of his disability with a 100% Non-Forfeitable Benefit (i.e., the payments shall begin on the first day of the month next following the disability of the Executive). In the event either the Bank or the Executive wishes to challenge such physician's or psychiatrist's determination, the Executive or Bank may chose to submit an evaluation by an independent physician or psychiatrist; the Executive agrees to cooperate with such independent physician or psychiatrist so such evaluation may be produced. If the two (2) determinations differ, the parties shall jointly and in good faith further choose a third physician or psychiatrist to evaluate the Executive, and that expert evaluation shall be final and binding on the parties.

      5.    Termination not for Cause.
            -------------------------


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      If the Executive is terminated not for Cause, the Executive shall be entitled to receive his Accrued Benefit payable pursuant to Paragraph 2 above as if the Executive had terminated his employment with a 100% Non-Forfeitable Benefit.

      6.    Termination After Change of Control.
            -----------------------------------

      If the Executive terminates service following a Change of Control (voluntarily or involuntarily), then the Executive shall be entitled to his Accrued Benefit payable in a lump sum assuming the Executive had retired the day before with a 100% Non-Forfeitable Benefit computed as if the Executive had continued working until age 65 with a 5% increase in base salary and bonus in each calendar year until the attainment of age 65.

      7.    Re-employment.
            -------------

      If the Executive is rehired by the Bank as an employee after he has begun receiving payments hereunder but before he has received all payments due hereunder, such payments shall be discontinued until the Executive's subsequent retirement, whereupon the amount of the Executive's benefit shall be recalculated as of that time.

      8.    Claims Procedure.
            ----------------

      (a) In the event the Executive or his beneficiary in the case of the Executive's death or their authorized representative (hereinafter, the "Claimant") asserts a right to a benefit under this Agreement which has not been received, in whole or in part, the Claimant must file with the Bank a claim for such benefit on forms provided by the Bank. The Bank shall render its decision on the claim within 90 days after receipt of the claim. If special circumstances apply, the 90-day period may be extended by an additional 90 days, provided written notice of the extension is given to the Claimant during the initial 90-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim. If the Bank wholly or partially denies the claim, the Bank shall provide written notice to the Claimant within the time limitations of this Paragraph. Such notice shall set forth:

            (i)   the specific reasons for the denial of the claim;

            (ii) specific reference to pertinent provisions of the Agreement on which the denial is based;

            (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

            (iv) a description of the Agreement's claims procedures, and the time limitations applicable to such procedures; and

            (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended


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      ("ERISA") if the claim denial is appealed to the Bank and the Bank fully or partially denies the claim pursuant to Paragraph 8(c).

      (b) A Claimant whose application for benefits is denied in whole or in part may request a full and fair review of the decision denying the claim by filing, in accordance with such procedures as the Bank may reasonably establish, a written appeal which sets forth the documents, records and other information relating to the claim within 60 days after receipt of the notice of the denial by the Bank. In connection with such appeal and upon request by the Claimant, a Claimant may review (or receive free copies of) all documents, records or other information relevant to the Claimant's claim for benefit, all in accordance with such procedures as the Bank may reasonably establish. If a Claimant fails to file an appeal within such 60-day period, he shall have no further right to appeal.

      (c) A decision on the appeal by the Bank shall include a review by the Bank that takes into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination. The Bank shall, render its decision on the appeal no later than 60 days after the receipt by the Bank of the appeal. If special circumstances apply, the 60-day period may be extended by an additional 60 days, provided written notice of the extension is given to the Claimant during the initial 60-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim on appeal. If the Bank wholly or partly denies the claim on appeal, the Bank shall provide written notice to the Claimant within the time limitations of this Paragraph. Such notice shall set forth:

            (i)   the specific reasons for the denial of the claim;

            (ii) specific reference to pertinent provisions of the Agreement on which the denial is based;

            (iii) a statement of the Claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

            (iv) a Statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA,

      9. Provision for Incapacity. If the Board of Directors (or Executive Committee) reasonably deems the Executive incapable of receiving his benefits by reason of illness, infirmity or incapacity of any kind, the Bank may make payments to any one or more persons or representatives as provided in a written direction received from the Executive while competent and, in the absence of any such written direction, to the following persons and representatives in the order set forth, i.e., first to the Executive's spouse if she survives him, then to his children if they survive him, and then to his estate. The making of any such payment shall fully discharge the Bank from any liability with respect to such payment.

      10.   Violation of Agreement.
            ----------------------


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      In the event of any material violation of any material terms of the
Agreement by the Executive, the Bank, in addition to any other rights which it may have, shall be relieved of the liability to make any further payments under the Agreement to, or on behalf of, the Executive so long as such violation continues and shall have the right to specific enforcement at the Agreement by proceedings in equity.

      11.   Nonassignable Rights.
            --------------------

      Except as otherwise provided by the Agreement, neither the Executive nor his surviving spouse shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

      12.   Independence of Agreement.
            -------------------------

      The benefits payable under the Agreement shall be independent of, and in addition to, any employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Bank to the Executive, whether as salary, bonus or otherwise. The Agreement shall not be deemed to constitute a contract of employment between the parties hereto, and no provision hereof shall restrict the right of the Bank to discharge the Executive with or without Cause, or restrict the right of the Executive to terminate his employment.

      13.   General Obligation of the Bank.
            ------------------------------

      The benefits provided under the Agreement constitute a mere promise by the Bank to make payments in the future, and the rights of the Executive hereunder shall be those of a general unsecured creditor of the Bank. Nothing contained herein shall be construed to create a trust of any kind or to render the Bank a fiduciary with respect to the Executive. The Bank shall not be required to maintain any fund or segregate any amount or in any other way currently fund the future payment of any benefit provided under the Agreement, and nothing contained herein shall be construed to give the Executive or any other person any right to any specific assets of the Bank or of any other person. This Agreement is intended to be, and shall in all events be construed and treated as, a deferred compensation arrangement for a "select group of management and highly compensated employees," within the meaning of Title I of ERISA. This Agreement is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. This Agreement shall be operated, administered and construed to give effect to such intent. In addition the Agreement shall be subject to amendment, with or without advance notice to the Executive and other interested parties, and on a prospective or retroactive basis, including but not limited amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

      14.   Establishment of Trust; Cooperation of Executive.
            ------------------------------------------------

      (a) The provisions of Paragraph 13 notwithstanding, the Bank may, in its sole and absolute discretion, establish a trust to which funds earmarked for payment under this Agreement may be transferred and from which benefits arising hereunder, and subject to the provisions and limitations hereof, may be paid. Any such trust would contain provisions making


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it irrevocable by the Bank unless and until all benefits hereunder which are funded through such trust have been paid or provided for, except in the case of bankruptcy or insolvency of the Bank, in which event benefit payments from the trust would cease and assets thereof would revert to the Bank or be paid to its creditors.

      (b) The Bank may, for its corporate purposes, choose to obtain a policy or policies of life insurance on the Executive. The Executive agrees to fully cooperate in connection with the securing of any such policy or policies or the election of any options thereunder which the Bank may wish and that he will make himself available for medical examinations if necessary.

      15.   Required Regulatory Provisions.
            ------------------------------

      Notwithstanding anything herein to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with the following laws, rules and regulations applicable to the Bank:

      (a) All payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. [SECTION]1828(k), and any regulations promulgated thereunder.

      (b) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. [SECTION]1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

      (c) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. [SECTION]1818(e)(4) or (g)(1),
all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

      (d) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. [SECTION]1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

      (e) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Commissioner of


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the Massachusetts Division of Banks or his designee or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. [SECTION]1823(c); or (ii) by the Commissioner of the Massachusetts Division of Banks or his designee at the time the Commissioner or his designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

      If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

      16.   Governing Law.
            -------------

      The Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts except to the extent preempted by ERISA.

      EXECUTED under seal as of the day and year first above written, and in the case of the Bank by its duly authorized representative.

                                       THE WESTBOROUGH BANK

                                       CHAIRMAN, COMPENSATION COMMITTEE


ATTEST: ___________________________    By: ________________________________
            Clerk                          (duly authorized)


                                       EXECUTIVE


ATTEST ____________________________    By: ________________________________


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